Exhibit 10.3

Execution Version

Granite Construction Incorporated

Third Amendment
Dated as of April 18, 2018

to

Note Purchase Agreement
Dated as of December 12, 2007

Re:$200,000,000 6.11% Series 2007-A Senior Notes due December 12, 2019

Third Amendment

This Third Amendment dated as of April 18, 2018 (this “Third Amendment”) is entered into by and among Granite Construction Incorporated, a Delaware corporation (the “Company”), and each of the institutional investors listed on the signature pages hereto (collectively, the “Noteholders”).

Recitals:

A.

The Company and the purchasers listed on Schedule A thereto have heretofore entered into that certain Note Purchase Agreement dated as of December 12, 2007, as amended by that certain First Amendment to Note Purchase Agreement dated as of October 11, 2012 and that certain Second Amendment to Note Purchase Agreement dated as of March 3, 2014 (as so amended, the “Note Purchase Agreement”), pursuant to which the Company issued $200,000,000 aggregate principal amount of its 6.11% Series 2007-A Senior Notes due December 12, 2019 (the “Notes”).

B.	The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
C.	Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.
D.

All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Third Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.Amendments.

1.1.Section 9.7 of the Note Purchase Agreement shall be and is hereby amended to add the following new clause (h) thereto in proper sequence:

(h)

For the purposes of clauses (a) through (g), inclusive, of this Section 9.7, Layne and its Subsidiaries will be exempted from compliance with the provisions contained therein until the date (the “Exemption Termination Date”) that is the earliest to occur of (1) September 30, 2018, (2) subject to the last sentence of this clause (h), the date on which all of Layne’s 8% Notes have been paid in full and/or converted into equity (the “Layne 8% Notes Termination Date”) and (3) the date on which Layne or any of its Subsidiaries becomes an obligor or guarantor of Debt existing under, or pledges (or otherwise grants any Lien on) any of its assets to secure obligations under, the Bank Credit Agreement.  For the avoidance of doubt, (i) for purposes of this clause (h) all deadlines and timeframes for compliance contained in clauses (a) through (g), inclusive, of this Section 9.7 shall be deemed to have occurred on the Exemption Termination Date with respect to Layne and its Subsidiaries; provided that, with respect to the foregoing clause (2) only, such deadlines and timeframes shall be calculated from the Layne 8% Notes Termination Date (but in no event will any such deadline or timeframe be later than September 30, 2018), and (ii) this clause (h) shall not affect the obligation of the Company to cause, and the Company shall cause, the equity interests of Layne to be pledged in accordance with the other requirements of this Section 9.7.

1.2.Section 10.1 of the Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

Section 10.1.

Nature of Business.  The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of the Closing; provided that, for the avoidance of doubt, the businesses engaged in by Layne and its Subsidiaries as of the effective date of the Layne Acquisition shall not be deemed to substantially change the general nature of the business engaged in by the Company and its Subsidiaries on the date of the Closing.

1.3.Section 10.4 of the Note Purchase Agreement shall be and is hereby amended by inserting the following parenthetical phrase after each reference to “Priority Debt” therein:

(other than, on any date prior to the Exemption Termination Date, Priority Debt attributable to the Layne 8% Notes (but excluding any refinancing, extension or replacement of the Layne 8% Notes))

1.4.Section 10.5 of the Note Purchase Agreement shall be and is hereby amended by (a) inserting the words “(other than, in connection with the Layne Acquisition, Liens securing the Layne 8% Notes)” after the words “merged into the Company or a Subsidiary” in clause (i) thereof, (b) deleting the word “and” at the end of clause (t) thereof, (c) deleting clause (u) thereof and (d) adding the following new clauses (u), (v) and (w) in proper sequence:

(u)Liens (including cash collateral), if any, in favor of one or more letter of credit issuing banks (or any agent therefor) securing reimbursement and other obligations in respect of  letters of credit issued for the account of Layne or any of its Subsidiaries that remain outstanding at the time of the consummation of the Layne Acquisition, so long as the aggregate value of the collateral secured by such Liens does not at any time exceed 105% of the aggregate amount available to be drawn under such letters of credit;

(v)other Liens not otherwise permitted by paragraphs (a) through (u) of this Section 10.5, so long as the aggregate principal amount of all Debt secured by such Liens is permitted by Section 10.4; provided, that notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, secure any Debt outstanding under the Bank Credit Agreement (or any guaranty thereof) pursuant to this Section 10.4(v) unless and until the Notes and the Guaranty shall be concurrently secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders in substance and form, including without limitation, an intercreditor agreement and opinions of counsel to the Company from attorneys that are reasonably acceptable to the Required Holders; and provided, further, that no Lien permitted under this Section 10.4(v) shall secure the Layne 8% Notes (or any refinancing, extension or replacement of the Layne 8% Notes); and

(w)on any date prior to the Exemption Termination Date, Liens on property of Layne and its Subsidiaries securing the Layne 8% Notes as of the Third Amendment Effective Date (but excluding any refinancing, extension or replacement of the Layne 8% Notes).

1.5.Section 10.6 of the Note Purchase Agreement shall be and is hereby amended by restating clause (a) thereof in its entirety to read as follows:

(a) provisions contained in (1) the agreements set forth on Schedule 10.6(a) and provisions set forth in any other agreements pursuant to which Debt may be incurred by the Company or any Subsidiary, provided that such provisions are no more restrictive than those contained in the agreements set forth on Schedule 10.6(a), and (2) for so long as the Debt (but excluding any refinancing, extension or replacement of such Debt) evidenced by (i) the Layne 4.25% Notes is outstanding, the Layne 4.25% Indenture as in effect on the Third Amendment Effective Date and (ii) the Layne 8% Notes is outstanding, the Layne 8% Indenture as in effect on the Third Amendment Effective Date

1.6.Section 10.7 of the Note Purchase Agreement shall be and is hereby amended by (a) replacing the period at the end of clause (d) thereof with “; or” and (b) adding the following new clause (e) thereto in proper sequence:

(e)the Layne Acquisition.

1.7.The following new Section 10.15 shall be and is hereby added to the Note Purchase Agreement in proper sequence:

Section 10.15.

Covenants Relating to the Layne Acquisition.  Notwithstanding any other provision of this Agreement, the Company will not, and will not permit any Subsidiary to, (a) at any time prior to the last to occur of the Exemption Termination Date, release of the Liens described in Section 10.5(w) and compliance by Layne and its Subsidiaries with Section 9.7, make Investments in Layne and/or its Subsidiaries (including any loan to, or guarantee or other credit support of Debt of, Layne or any of its Subsidiaries) in excess of $50,000,000 in the aggregate (provided that, for the purposes of such calculation, the amount of such Investments relating to the Layne LCs shall be deemed to equal the Layne LC Investment Amount), or transfer any assets to, or merge or consolidate with or into, Layne or any of its Subsidiaries (other than the merger or consolidation contemplated by the Layne Acquisition); provided that the foregoing shall not prohibit any such transactions among Layne and its Subsidiaries, (b) subject to the following clause (c), redeem any of the Layne 8% Notes other than with the proceeds of Debt incurred on or after the Third Amendment Effective Date, or (c) borrow any revolving loan under the Bank Credit Agreement the proceeds of which will be used to redeem any of the Layne 8% Notes unless, immediately before and after giving effect to such revolving loan, the sum of (1) the aggregate amount of the unencumbered (without giving effect to encumbrances pursuant to the Security Documents) and unrestricted cash, short-term cash equivalents and short-term marketable securities of the Company and its Subsidiaries (other than Joint Ventures) and (2) the aggregate principal amount of revolving loans available to be drawn under the Bank Credit Agreement is $100,000,000 or more.

1.8.Section 11(c) of the Note Purchase Agreement shall be and is hereby amended by inserting the words “or Section 10.15” after the words “ or Section 10.14” therein.

1.9.Schedule B to the Note Purchase Agreement shall be and is hereby amended by adding, or amending and restating, the following definitions, and inserting them in the proper alphabetical order:

“Bank Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of October 28, 2015 among the Company, Granite Construction Company and GILC Incorporated, as borrowers, Bank of America, as administrative agent, collateral agent thereunder, swing line lender and L/C issuer, Bank of the West, BMO Harris Bank N.A., Compass Bank, MUFG Union Bank, N.A. and U.S. Bank National Association, as co-documentation agents, and the other lenders party thereto, as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of February 23, 2018 and as the same may be further amended, supplemented, restated, refinanced or otherwise modified from time to time, and any credit agreement or other like agreement entered into by the Company which is substantially similar to or replaces the Bank Credit Agreement.

“Consolidated EBITDA” shall mean, for any Subject Period, for the Company and its Subsidiaries on a consolidated basis (excluding, however, any Project Debt Entity), an amount equal to Consolidated Net Income for such period plus Consolidated Cash Taxes for such period and the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense for such period, (b) depreciation and amortization expense for such period, and (c) any non-cash charges for such period (excluding any such non-cash charges that represent the accrual of, or reserve for, anticipated cash charges in any future period); provided that all components of Consolidated EBITDA for such period shall include or exclude, as the case may be, without duplication, such components of Consolidated EBITDA attributable to any Investment other than Construction JV Investments arising in the Ordinary Course of Business consummated during such period or any business or assets that have been Transferred after the first day of such period and prior to the end of such period, in each case as determined on a pro forma basis, in accordance with Regulation S-X promulgated by the SEC; provided, however, that Consolidated EBITDA shall be calculated without giving pro forma effect to any synergies resulting from the Layne Acquisition.

“Exemption Termination Date” is defined in Section 9.7(h).

“Layne” shall mean Layne Christensen Company, a Delaware corporation.

“Layne Acquisition” shall mean the acquisition (including by way of merger) by the Company and/or its Subsidiary of Layne as contemplated in the Transaction Agreement.

“Layne 4.25% Notes” shall mean the $69,500,000 aggregate principal amount of 4.25% unsecured convertible notes of Layne issued pursuant to the Layne 4.25% Indenture.

“Layne 4.25% Indenture” shall mean that certain Indenture dated as of November 12, 2013 between Layne and U.S. Bank National Association, as trustee.

“Layne 8% Notes” shall mean the $99,898,000 aggregate principal amount of 8% senior secured convertible notes of Layne issued pursuant to the Layne 8% Indenture.

“Layne 8% Indenture” shall mean that certain Indenture dated as of March 2, 2015 among Layne, the Guarantors (as defined therein as in effect on the Third Amendment Effective Date) party thereto and U.S. Bank National Association, as trustee and collateral agent.

“Layne LC Investment Amount” shall mean the sum of (i) the aggregate value of collateral (including cash collateral) pledged by the Company and/or a Subsidiary (other than Layne or any Subsidiary of Layne) to secure the Layne LCs, (ii) the aggregate amount of drawings made under backstop letters of credit provided by the Company and/or a Subsidiary (other than Layne or any Subsidiary of Layne) to support any Layne LC and (iii) if all or a portion of the obligations under the Layne LCs are assumed by the Company or any Subsidiary (other than Layne or any Subsidiary of Layne), the aggregate amount of unreimbursed drawings under such Layne LCs as of such date of assumption, plus the aggregate amount of drawings under such Layne LCs after such date of assumption.

“Layne LCs” shall mean the letters of credit described in Section 10.5(u).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest; provided that any payment or other distribution made in respect of the Layne 8% Notes or the Layne 4.25% Notes, in each case whether in equity as a result of any conversion thereof to equity or in cash as a result of the repayment or redemption thereof, shall be deemed not to constitute a Restricted Payment.

“Priority Debt” shall mean (without duplication), as of the date of any determination thereof, the sum of (a) all unsecured Debt of Subsidiaries (including Attributable Debt of Subsidiaries and all guaranties of Debt of the Company) but excluding (1) unsecured Debt owing to the Company or any Wholly-Owned Subsidiary (other than any GLC Venture or a Project Debt Entity), (2) unsecured Debt outstanding at the time such Person became a Subsidiary, provided that such Debt shall have not been incurred in contemplation of such Person becoming a Subsidiary, (3) all guaranties of Debt of the Company by any Subsidiary which has also guaranteed the Notes pursuant to the Guaranty Agreement, (4) all unsecured Debt of Subsidiaries incurred under the Bank Credit Agreement by any Subsidiary which has also guaranteed the Notes pursuant to the Guaranty Agreement and (5) at any time other than during a Collateral Release Period, all unsecured Debt of Subsidiaries that is Specified Debt, (b) all Debt of the Company and its Subsidiaries secured by Liens other than Debt that is (1) secured by Liens permitted by subparagraphs (a) through (u), inclusive, of Section 10.5 and (2) at any time other than during a Collateral Release Period, secured Debt of the Company and its Subsidiaries that is Specified Debt, and (c) all Attributable Debt of the Company other than, at any time other than during a Collateral Release Period, Attributable Debt that is Specified Debt, but excluding, in the case of clause (a), (b) and (c) hereof, Project Debt permitted by Section 10.3(b).

“Third Amendment Effective Date” means April 18, 2018.

“Transaction Agreement” shall mean the Agreement and Plan of Merger dated as of February 13, 2018 by and among the Company, Layne and a newly created Subsidiary of the Company into which Layne will merge (with Layne as the surviving corporation).

SECTION 2.Representations and Warranties of the Company.

2.1.To induce the Noteholders to execute and deliver this Third Amendment (which representations shall survive the execution and delivery of this Third Amendment), the Company represents and warrants to the Noteholders that:

(a)this Third Amendment has been duly authorized by all necessary corporate or other action on the part of the Company, executed and delivered by the Company and this Third Amendment, the Note Purchase Agreement, as amended by this Third Amendment, the Guaranty Agreement, each Security Document and the Intercreditor Agreement constitute the legal, valid and binding obligations, contracts and agreements of the Company and/or the Guarantors party thereto, enforceable against such Persons in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)the execution and delivery of this Third Amendment by the Company and the performance thereof and of the Note Purchase Agreement, as amended by this Third Amendment, will not (1) violate (i) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws or other charter documents, (ii) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (iii) any provision of the Layne 4.25% Indenture, the Layne 8% Indenture or any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which its properties or assets are or may be bound, or (2) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (1)(iii) of this Section 2.1(b);

(c)no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery of this Third Amendment or the performance thereof or of the Note Purchase Agreement, as amended by this Third Amendment, by the Company except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(d)all the representations and warranties contained in Section 2.1 of the First Amendment dated as of October 11, 2012 to the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof (except (i) to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (ii) the representations and warranties in Sections 5.4(a)

and (b) of the Note Purchase Agreement and in Section 2.1(b) of such First Amendment shall be deemed to be made as of October 11, 2012, and (iii) the representation and warranty in Section 5.4(c) of the Note Purchase Agreement shall be deemed to be made without including the phrase “identified in Schedule 5.4”);

(e)neither the Company nor any other Person has paid or agreed to pay, and neither the Company nor any Subsidiary will pay or agree to pay, any amendment fees or similar consideration to any Person, in connection with amending the Bank Credit Agreement in a manner consistent with the amendments set forth herein, in excess (based on basis points) of the amendment fee paid to the Noteholders in connection with this Third Amendment; and

(f)as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3.Conditions to Effectiveness of this Third Amendment.

3.1.Upon satisfaction of each and every one of the following conditions, this Third Amendment shall become effective as of the date first written above:

(a)executed counterparts of this Third Amendment, duly executed by the Company and the Required Holders, shall have been delivered to each Noteholder or its special counsel;

(b)the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof and each Noteholder shall have received an Officer’s Certificate to such effect;

(c)each Noteholder shall have received, by payment in immediately available funds to the account of such holder set forth in Schedule A to the Note Purchase Agreement or to such other account as such Noteholder shall have heretofore provided to the Company, the amount set forth opposite such holder’s name in Schedule 1 attached hereto; and

(d)the Company shall have paid the fees and expenses of Schiff Hardin LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Third Amendment to the extent invoiced by noon (New York time) on the date hereof.

SECTION 4.Reaffirmation of Guaranty Agreement.

4.1.By their execution and delivery hereof, the undersigned Guarantors hereby acknowledge and agree to this Third Amendment and reaffirm the Guaranty Agreement dated as of December 12, 2007 given in favor of each Noteholder and their respective successors and assigns.

SECTION 5.Miscellaneous.

5.1.This Third Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

5.2.Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Purchase Agreement without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.

5.3.The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

5.4.This Third Amendment shall he governed by and construed in accordance with the laws of the State of New York.

5.5.The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

[Remainder of page intentionally left blank.]

Granite Construction Incorporated

By	_/s/ Laurel J. Krzeminski________________
Laurel J. Krzeminski Its Executive VP and CFO

By	_/s/ Jigisha Desai______________________
Jigisha Desai Its VP Treasurer

Granite Construction Company

By	_/s/ Laurel J. Krzeminski________________
Laurel J. Krzeminski Its Executive VP and CFO

By	_/s/ Jigisha Desai______________________
Jigisha Desai Its VP Treasurer

GILC Incorporated

By	_/s/ Laurel J. Krzeminski________________
Laurel J. Krzeminski Its President and CEO

By	_/s/ Jigisha Desai______________________
Jigisha Desai Its VP and CFO

Third Amendment to 2007 Note Purchase Agreement

Granite Construction Northeast, Inc.

By	_/s/ Laurel J. Krzeminski________________
Laurel J. Krzeminski Its Executive VP and CFO

By	_/s/ Jigisha Desai______________________
Jigisha Desai Its VP Treasurer

Intermountain Slurry Seal, Inc.

By	_/s/ Kathleen Schreckengost_____________
Kathleen Schreckengost Its VP Treasurer

By_/s/ Darren S. Beevor _________________

Darren S. Beevor Its VP Controller

Kenny Construction Company

By	_/s/ Jigisha Desai_____________________
Jigisha Desai
Its VP and Treasurer

Third Amendment to 2007 Note Purchase Agreement

Accepted and Agreed to:

The Prudential Insurance Company

  of America

By:  _/s/ Mitchell Reed____________________

Name Mitchell Reed

Title Managing Director

Prudential Retirement Guaranteed Cost Business Trust

By:PGIM, Inc.,

as investment manager

By:  _/s/ Mitchell Reed____________________

Name Mitchell Reed

Title Managing Director

Third Amendment to 2007 Note Purchase Agreement

Zurich American Insurance Company

By:Prudential Private Placement Investors, L.P.

(as Investment Advisor)

By:Prudential Private Placement Investors, Inc.

(as its General Partner)

By:  _/s/ Mitchell Reed____________________

Name Mitchell Reed

Third Amendment to 2007 Note Purchase Agreement

The Variable Life Insurance Company

By:AIG Asset Management (U.S.), LLC

Investment Advisor

By_/s/ David Patch      _________________

Name: David Patch
Title: Vice President

Third Amendment to 2007 Note Purchase Agreement

Voya Retirement Insurance and Annuity Company

Voya Insurance and Annuity Company

ReliaStar Life Insurance Company

ReliaStar Life Insurance Company of New York

Security Life of Denver Insurance Company

By:Voya Investment Management LLC,
as Agent

By: _/s/ Gregory R. Addicks________________

Name Gregory R. Addicks
Title Senior Vice President

Third Amendment to 2007 Note Purchase Agreement

The Guardian Life Insurance Company
  of America

By:_/s/ Gwendolyn S Foster________________

Name: Gwendolyn S Foster

Title:   Senior Director

Third Amendment to 2007 Note Purchase Agreement

Principal Life Insurance Company

By:Principal Global Investors, LLC,

a Delaware limited liability company,

its authorized signatory

By	_/s/ Alex P. Montz_____________
Alex P. Montz Its: Counsel

By	_/s/ Alan P. Kress_____________
Alan P. Kress Its: Counsel

Third Amendment to 2007 Note Purchase Agreement

United of Omaha Life Insurance Company

By:_/s/ Justin P. Kavan________________

Name: Justin P. Kavan

Title:   Senior Vice President

Third Amendment to 2007 Note Purchase Agreement

Allianz Life Insurance Company of North
   America

By:_/s/ Charles J. Dudley______________

Name: Charles J. Dudley

Title:   Managing Director

Third Amendment to 2007 Note Purchase Agreement

American United Life Insurance Company

By	_/s/ Michael I. Bullock_____________
Michael I. Bullock Its: VP Private Placements

Third Amendment to 2007 Note Purchase Agreement

The State Life Insurance Company

By:American United Life Insurance Company,

its agent

By:_/s/ Michael I. Bullock_____________
Michael I. Bullock Its: VP Private Placements

Third Amendment to 2007 Note Purchase Agreement

Lafayette Life Insurance Company

By	_/s/ Daniel R. Larsen_____________
Daniel R. Larsen Its: Vice President

By	_/s/ Kevin Howard____ _______
Kevin Howard Its: Vice President

Third Amendment to 2007 Note Purchase Agreement

Farm Bureau Life Insurance Company
   of Michigan

By:American United Life Insurance Company,

its agent

By:_/s/ Michael I. Bullock_____________
Michael I. Bullock Its: VP Private Placements

Third Amendment to 2007 Note Purchase Agreement

American Family Life Insurance Company

By:_/s/ David Voge            ____________

David Voge

Senior Fixed Income Analyst

Third Amendment to 2007 Note Purchase Agreement

Assurity Life Insurance Company

By:_/s/ Victor Weber       ____________

Name: Victor Weber

Title:   Senior Director - Investments

Third Amendment to 2007 Note Purchase Agreement

Schedule 1

Fee Schedule

The Prudential Insurance Company of America	$11,979
The Prudential Insurance Company of America	$9,462
Prudential Retirement Guaranteed Cost Business Trust	$7,800
The Prudential Insurance Company of America	$3,039
Zurich American Insurance Company	$3,720
The Variable Annuity Life Insurance Company	$24,000
Voya Insurance and Annuity Company	$7,200
Voya Insurance and Annuity Company	$3,600
ReliaStar Life Insurance Company	$720
ReliaStar Life Insurance Company	$600
Security Life of Denver Insurance Company	$1,620
Voya Retirement Insurance and Annuity Company	$1,800
Reliastar Life Insurance Company of New York	$660
The Guardian Life Insurance Company of America	$12,000
Principal Life Insurance Company	$10,200
United of Omaha Life Insurance Company	$6,000
Allianz Life Insurance Company of North America	$6,000
The State Life Insurance Company	$1,200
Farm Bureau Life Insurance Company of Michigan	$1,980
Lafayette Life Insurance Company	$1,020
America United Life Insurance Company	$1,800
American Family Life Insurance Company	$2,400
Assurity Life Insurance Company	$1,200
Total	$120,000

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